UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2004 (March 17, 2004)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	1-11852	62-1507028
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3310 West End Avenue

Suite 700

Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 269-8175

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant
SIGNATURE

Item 4. Changes in Registrant’s Certifying Accountant

     On March 17, 2004, the Audit Committee of the Board of Directors of Healthcare Realty Trust Incorporated (the “Company”) resolved to dismiss Ernst & Young LLP (“E&Y”) as the Company’s principal accountants and engage KPMG LLP as the Company’s new principal accountants. The Audit Committee decided to solicit proposals from independent accounting firms for cost considerations and a desire for a fresh approach to the Company’s business. After receiving these proposals and considering a variety of factors, the Audit Committee voted to dismiss E&Y and to engage KPMG LLP as the Company’s new principal accountants for the 2004 fiscal year. As of the date of this report, KPMG LLP is in the process of completing its standard client evaluation procedures and has not yet accepted the engagement.

     The audit reports of E&Y on the consolidated financial statements of the Company as of and for the years ended December 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the two fiscal years ended December 31, 2003 and 2002, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports.

     The Company provided E&Y with a copy of the disclosures to be included in Item 4 of this Form 8-K and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agreed with the statements made in Item 4. E&Y’s letter was unavailable at the time of filing this Form 8-K. The Company will file the letter by amendment within two days of receipt in accordance with Item 304(a)(3) of Regulation S-K.

     During the two most recent fiscal years and through March 17, 2004, there have been no reportable events as defined in Item 304(a)(2)(v) of Regulation S-K.

     During the two fiscal years ended December 31, 2003 and 2002, the Company did not consult KPMG LLP regarding the application of generally accepted accounting principles to a specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes, Senior Vice President and Chief
Financial Officer

Date: March 22, 2004